Exhibit 99.1

MediciNova and Avigen Confirm Understanding for Key Terms for a Business Combination

SAN DIEGO and ALAMEDA, Calif., June 25, 2009 (GLOBE NEWSWIRE) -- MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Nasdaq:MNOV - News) and the Hercules Market of the Osaka Securities Exchange (Code Number:4875), and Avigen, Inc. (Nasdaq:AVGN - News), a biopharmaceutical company, today announced that they have confirmed their understanding of certain key terms for a proposed acquisition of Avigen by MediciNova that would combine the companies' broad neurological clinical development programs based on ibudilast (Avigen's AV-411 and MediciNova's MN-166).

MediciNova and Avigen currently contemplate that the terms of the merger would provide that Avigen shareholders receive consideration approximating Avigen's net cash liquidation value plus $3 million. Avigen shareholders would be able to elect to receive this consideration in cash at closing or to receive a convertible security by which that cash consideration may be converted into MediciNova stock at a conversion price equal to the greater of $4.00 or a mutually agreeable volume-weighted average price of MediciNova common stock. At the end of 18 months, any unexercised convertible securities would be paid out at their cash value. This would allow shareholders of both companies the opportunity to participate in the future value created by combining the companies' product portfolios. In addition to the consideration above, all Avigen shareholders would receive a contingent payment right for a specific product program milestone payment associated with Avigen's Assignment Agreement with Genzyme Corporation, potentially subject to certain adjustments.

Yuichi Iwaki, M.D., Ph.D., MediciNova's President and Chief Executive Officer, said, "We are excited to announce this important step towards a potential acquisition of Avigen and believe that the proposed merger presents clear advantages for the shareholders of both companies, most notably, the ability to more fully take advantage of the opportunities that the ibudilast compound and analogs provide in a variety of indications and markets. We look forward to finalizing definitive documentation as expeditiously as possible and to presenting this transaction for shareholder approval in due course."

"Avigen believes the proposed merger on the terms currently contemplated would be in the best interests of our shareholders and we intend to continue to negotiate with the goal of reaching agreement on all of the terms and presenting it to our shareholders for approval in the third quarter of 2009," commented Andrew Sauter, Avigen's Chief Executive Officer, President and Chief Financial Officer. "We believe that combining our ibudilast programs, AV411 and MN-166, would enhance the global development potential for the compound in a range of neurological indications, including Multiple Sclerosis, neuropathic pain and drug addiction."

The understanding reached by the parties is nonbinding and subject to definitive documentation and due diligence. The closing of any proposed merger would also be subject to customary closing conditions, including required shareholder and regulatory approvals and the absence of material adverse changes. MediciNova and Avigen are not legally obligated to continue discussions regarding the proposed transaction on the terms described herein or on any other terms. No definitive agreements have been reached, and there can be no assurances that definitive agreements will be successfully negotiated, that the proposed terms will not be revised or that the proposed merger will be completed.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova's pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova's current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis, and either pursue development independently, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

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About Avigen

Avigen is a biopharmaceutical company that has focused on identifying and developing differentiated products to treat patients with serious neurological and other disorders. Avigen is seeking to monetize AV411 and related drug candidates, its potential product for neuropathic pain and opioid withdrawal and opioid or methamphetamine addiction. For more information about Avigen, consult the company's website at www.avigen.com.

The Avigen, Inc. logo is available at
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About AV411

The AV411 portfolio, which includes proprietary analogs, represents novel, first-in-class, non-opioid drugs for the treatment of significant pain and drug addiction indications. AV411 is currently in a Phase 2a clinical trial funded by the National Institute on Drug Abuse. The pain program, under a FDA Analgesia Division IND, is poised to enter Phase 2 proof-of-concept trial(s) in the United States based on completed Avigen preclinical and Phase 1 and 2a clinical trials. Avigen most recently completed a multi-week Phase 1 trial in both healthy volunteers and diabetic patients which provides support for dosing at preferred, high dose regimens.

AV411 is an orally bioavailable, CNS-penetrating, small molecule glial attenuator that suppresses pro-inflammatory cytokines IL-1 beta, TNF alpha, and IL-6, and may upregulate the anti-inflammatory cytokine IL-10. It has additionally been shown to inhibit actions from toll-like receptor 4 (TLR4) stimulation and to antagonize a cytokine linked to systemic and neuroinflammation. These combined actions are thought to mediate its overall attenuation of neuroinflammation. While considered a New Molecular Entity (NME) in the United States and Europe, the drug was first approved in Japan nearly 20 years ago. The drug has been prescribed to over one million asthma patients and has a good post-marketing safety profile at the doses employed in Japan.

Statement under the Private Securities Litigation Reform Act

The statements in this press release relating to the proposed merger are forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements, including the risks: that MediciNova and Avigen will not be able to reach agreement on all of the terms of the proposed merger, in which case they would not enter into a merger agreement on the proposed terms or at all; that the proposed terms of the merger will change as a result of further negotiations or changed circumstances or assumptions; or that if the companies do enter into a definitive agreement regarding the proposed merger, that the proposed merger will not close due to the failure of satisfaction of all of the closing conditions, including the receipt of the requisite stockholder approvals from the stockholders of each company. Other risks and uncertainties relating to MediciNova are detailed in reports filed by MediciNova with the Securities and Exchange Commission, including MediciNova's quarterly report on Form 10-Q for the period ended March 31, 2009, under the caption "Risk Factors" in Item 1A of Part II of that report, which was filed with the SEC on May 15, 2009. Other risks and uncertainties relating to Avigen are detailed in reports filed by Avigen with the Securities and Exchange Commission, including Avigen's quarterly report on Form 10-Q for the period ended March 31, 2009, under the caption "Risks Related to Our Business" in Item 2 of Part I of that report, which was filed with the SEC on May 11, 2009.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This material is not a substitute for the registration statement/prospectus/proxy statement MediciNova, Inc. and Avigen, Inc. would file with the SEC if an agreement between MediciNova, Inc. and Avigen, Inc. is reached or any other documents that the parties may file with the SEC and send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AVIGEN, INC. ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC by MediciNova, Inc. and Avigen, Inc. through the website maintained by the SEC at http://www.sec.gov.

MediciNova, Inc. and Avigen, Inc. and their directors and executive officers and other persons may be deemed to be participants in any solicitation of proxies in respect of the proposed transaction. Information regarding MediciNova, Inc.'s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 31, 2009, and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2008. Information regarding Avigen, Inc.'s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009, as amended on April 30, 2009. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement filed in connection with the proposed transaction.